As filed with the Securities and Exchange Commission on February 13, 1990
                                                       Registration No. 33-33479


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________
                                    FORM N-1A
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 |X|
                        Pre-Effective Amendment No. ____
                        Post-Effective Amendment No. ____
                                     and/or
       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|
                               Amendment No. ____
                        (Check appropriate box or boxes)
                               __________________
         Prudential-Bache Canadian-U.S Government Securities Fund, Inc.
               (Exact name of Registrant as Specified in Charter)

                   ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292
               (Address of Principal Executive Offices & Zip Code)

        Registrant's Telephone Number, including Area Code (212) 214-1250

                               S. Jane Rose, Esq.
                                One Seaport Plaza
                            New York, New York 10292
                     (Name and Address of Agent for Service)

                                    copy to:
                            Victoria Schonfeld, Esq.
                     Shereff Friedman Hoffman & Goodman, LLP
                                919 Third Avenue
                            New York, New York 10022

    Approximate date of proposed public offering: As soon as practicable after the effective date of this registration statement.

It is proposed that this filing will become effective: (check appropriate box)

         |_| Immediately upon filing pursuant to paragraph (b)
         |_| on (date) pursuant to paragraph (b)
         |_| 60 days after filing pursuant to paragraph (a)
         |_| on (date) pursuant to paragraph (a) of Rule 485.
                              _____________________

        CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933


Title of Securities      Amount Being            Maximum Offering        Maximum Aggregate        Amount of
Being Registered         Registered              Price Per Unit          Offering Price           Registration Fee
Shares of Common
Stock ($.001 par         Indefinite Number of               *                       *                      $500


    *Registrant hereby elects,apursuant to Rule 24f-2 under the Investment Company Act of 1940, to register an indefinite number of shares by this Registration Statement. In accordance with Rule 24f-2, a registration fee, in the amount of $500, is being paid herewith.

    The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.